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                                                                    EXHIBIT 99.4

                                  HCB BANCORP
                        SPECIAL MEETING OF SHAREHOLDERS

                              ____________, 1999
                        _______________________________

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints_________________________________________, or either of them, as proxies of the undersigned, each with full power of substitution and resubstitution, to represent and to vote all shares of common stock of HCB Bancorp which the undersigned beneficially owns of record as of October ___, 1999 and would be entitled to vote at the HCB Bancorp Special Meeting of Shareholders, to be held on ____________, 1999, at __:00 p.m. local time, at ___________, Palmyra, Indiana, and at any and all adjournments and postponements thereof, as designated below with respect to the matters set forth below and described in the accompanying Joint Proxy Statement-Prospectus and, in their discretion, with respect to any other business that may properly come before the meeting. Any prior proxy or voting instructions are hereby revoked.


     1. Approval and adoption of the Agreement and Plan of Merger, dated July 19, 1999, by and among First Capital, FC Acquisition Corp. and HCB Bancorp, pursuant to which FC Acquisition Corp. will merge with and into HCB Bancorp and each share of common stock, no par value per share, of HCB Bancorp will be converted into the right to receive 15.5 shares of common stock, par value $.01 per share, of First Capital, all on and subject to the terms and conditions set forth in the Agreement.

         FOR                 AGAINST              ABSTAIN
         ---                 -------              -------
         [_]                   [_]                  [_]
________________________________________________________________________________

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                              THE ABOVE PROPOSAL.
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               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     This proxy when properly executed will be voted as directed, but if no instructions are specified, this proxy will be voted "FOR" the proposal listed. If any other business is presented at the special meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the special meeting.

     The undersigned acknowledges receipt from HCB Bancorp prior to the execution of this proxy of a Notice of Special Meeting of Shareholders and a Joint Proxy Statement-Prospectus dated __________, 1999.

     Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.



                                    Dated:___________________________



                                    ________________________________
                                    SHAREHOLDER SIGN ABOVE



                                    ________________________________
                                    CO-HOLDER (IF ANY) SIGN ABOVE



                         _____________________________


            PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE.